EXHIBIT 10.2
                    THIRD MODIFICATION TO OPTION AGREEMENT

  THIS THIRD MODIFICATION TO OPTION AGREEMENT (the "Third Modification to Option Agreement"), made this 22 day of October, 1998, by and between LIBERTY LANDING ASSOCIATES, a Pennsylvania general partnership ("Optionor"), and PRESIDENT RIVERBOAT CASINO-PHILADELPHIA, INC., a Pennsylvania corporation, its designee or assignee ("Optionee").

                                 WITNESSETH:

  WHEREAS, Optionor and Optionee have entered into that certain Option Agreement dated July 31, 1996 (the "Option Agreement"); and

  WHEREAS, Optionor and Optionee have entered into that certain Modification to Option Agreement dated December 12, 1996 (the "First Modification to Option Agreement"); and

  WHEREAS, Optionor and Optionee have entered into that Second Modification to Option Agreement dated September 12, 1997 (the "Second Modification to Option Agreement"); and

  WHEREAS, Optionor and Optionee now desire to modify the payment terms under the Option Agreement for Base Payments due from Optionee to Optionor.

  NOW, THEREFORE, in consideration of the sum of TEN AND 00/100 DOLLARS ($10.00), and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

  1. The recitals set forth above are incorporated herein by reference. All capitalized terms not defined herein shall have the meaning given to such terms in the Option Agreement. All references to the Option Agreement shall include the terms of the First Modification to Option Agreement, the Second Modification to Option Agreement and this Third Modification to Option Agreement.

  2. The parties hereto acknowledge that under the terms of the Option Agreement, as presently amended, the Optionee has the ability to extend the Term of the Option for the months of October, November and December, 1998 by paying to Optionor a monthly Base Payment in the amount of $100,000.00 for each month (payable on or before the 10th day of each month) in accordance with the terms and conditions of the Option Agreement. Thereafter, Optionee was to pay a monthly Base Payment during the subsequent Extension Periods in accordance with the terms of the Option Agreement, as amended.

  3. The parties hereto agree that effective as of October 1, 1998, Optionor and Optionee hereby amend the Option Agreement so as to provide that, if Optionee desires to continue and keep the Option in effect, the monthly Base Payments for the period from October 1, 1998 through December 31, 1998 and the

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monthly Base Payments for the period from January 1, 1999 through September
30, 1999 are hereby modified so that the total aggregate amount of such Base Payments is the sum of $1,500,000.00 for such twelve month period (October 1, 1998 through September 30, 1999) to be made in four (4) equal quarterly payments in the amount of Three Hundred Seventy Five Thousand Dollars ($375,000.00) per quarter (the first of which is to be paid on or before November 15, 1998 and the subsequent quarterly installments of $375,000.00 are to be paid in advance on or before the fifteenth (15th) day of January, April and July, 1999 respectively). Optionee may, at its election, decide not to continue to pay the quarterly installments of Base Payments as described above and, if Optionee elects not to continue to pay such quarterly Base Payments, Optionee shall give notice to Optionor no later than thirty (30) days prior to the date on which the next quarterly Base Payment is due hereunder; provided, however, that Optionee may thereafter elect to continue the Option in effect (notwithstanding that such prior notice was given by Optionee) by paying to Optionor the next quarterly Base Payment as and when due. However, commencing on October 1, 1999, if Optionee thereafter desires to keep the Option in effect, the Base Payments shall again be payable on a monthly basis in the amount of $277,000.00 per month on or before the fifteenth (15th) day of each month. The Fifth Extension Period as set forth in Paragraph 5e of the Option Agreement is hereby amended so as to be for the period from January 1, 2000 to December 31, 2001. The monthly Base Payments to be paid to Optionor, if Optionee desires to continue the Option in effect during such period, shall be in the amount of $277,000.00 per month.

  4. Optionor hereby acknowledges that Optionee has previously paid to Optionor the sum of $100,000.00 as the Base Payment due for the month of October, 1998. Optionor agrees that it shall credit such $100,000.00 payment towards the $375,000.00 quarterly payment to be payable by Optionee on November 15, 1998, if Optionee desires to continue the Option in effect, under the terms of this Third Modification to Option Agreement. Optionor further acknowledges that in the event that a New Gaming Company is obtained for all or a portion of the Premises, then Optionee shall receive, in addition to the other sums which are to be reimbursed to Optionee from the New Gaming Company's initial up front consideration payment, a reimbursement of the amount of any Base Payments made by Optionee to Optionor hereunder.

  5. Paragraphs 5b, 5c, 5d, 5e, 6a and 9 of the Option Agreement are hereby modified and amended so as to incorporate the revised terms as set forth in this Third Modification to Option Agreement.

  6. Except as specifically set forth herein, the terms and conditions of the Option Agreement, as amended, shall remain in full force and effect.

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  WITNESS the due execution hereof on the day and year first above written.

                                          LIBERTY LANDING ASSOCIATES

                                          Delaware Avenue Development
                                          Corporation, Partner

                                          By: /s/ Mark Mendelson
                                             ---------------------------------

                                          Delaware-Washington Corporation,
                                          Partner

                                          By: /s/ Thomas J. Kelly
                                             ---------------------------------

                                          PRESIDENT RIVERBOAT CASINO-
                                          PHILADELPHIA, INC.

                                          By: /s/ James A. Zweifel
                                             ---------------------------------